                                 EXHIBIT 7(B)

THIS WARRANT AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT, THE RULES AND REGULATIONS THEREUNDER OR THE PROVISIONS OF THIS WARRANT.


No. of Stock Units: 2,500,000                                 Warrant No. LMC-1
Grant Date:  September 21, 1998

                                    WARRANT


                          To Purchase Common Stock of

                                  ACTV, INC.

          THIS IS TO CERTIFY THAT

          For value received, ACTV, Inc., a Delaware corporation (the "Company"), grants to Liberty Media Corporation ("Liberty") the right to purchase, prior to the Expiration Date (as defined below) 2,500,000 Stock Units (as defined below), in whole or in part, at a purchase price of $2.00 per Stock Unit. The price per Stock Unit and the number of Stock Units that may be purchased are subject to adjustment under the terms and conditions of this Warrant.


ARTICLE 1. DEFINITIONS
           -----------

          As used in this Warrant, unless the context otherwise requires, the following terms have the respective means set forth below:

          "Business Day" shall mean any day that is not Saturday or Sunday or a day on which banks are required or permitted to be closed in the State of New York.

          "Commission" shall mean the Securities and Exchange Commission or any other federal agency then administering the Securities Act and other federal securities laws.

          "Common Stock" shall mean the authorized common stock, $.10 par value per share, of the Company as constituted on the Closing Date, and any capital stock into which such common stock may thereafter be changed, and shall also include (i) capital stock of the Company of any other class (regardless of how described or denominated) issued to the holders of shares of common stock upon any reclassification thereof which is also not preferred as to dividends or assets over any other class of stock of the Company and which is not subject to redemption and (ii) shares of common stock of any successor or acquiring corporation (as defined in Section 4.2) received by or distributed to the holders of common stock of the Company in the circumstances contemplated by
Section 4.2.


          "Company"  shall mean ACTV, Inc., a Delaware corporation.

          "Convertible Securities" shall mean evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for shares of Common Stock, with or without payment of additional consideration in cash or property, either immediately or upon the occurrence of a specified date or a specified event.

          "Current Market Price" per share of Common Stock on any date herein specified shall be deemed to be the Appraised Value per share of Common Stock as at such date or, if there shall then be a public market for the Common Stock, the average of the daily market prices for 20 consecutive Business Days commencing 25 Business Days before such date. The daily market price of each such Business Day shall be (i) the last sale price on such day on the principal stock exchange on which such Common Stock is then listed or admitted to trading (including the NASDAQ Small Cap Market System if such Common Stock is admitted to trading thereon), (ii) if no sale takes place on such date on any such exchange, the average of the reported closing bid and asked prices on such day as officially noted on any such exchange, or (iii) if the Common Stock is not then listed or admitted to trading on any stock exchange, the average of the reported closing bid and asked prices on such day in the over-the-counter market, as furnished by the National Quotation Bureau, Inc., or if such corporation is not at that time engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business and selected by the Company; provided, however, that if during such 20-day period
                         --------  -------
there occurs a stock dividend, stock split or other transaction affecting the daily market price, then the Current Market Price shall be appropriately adjusted. "Appraised Value" per share of Common Stock on any date herein specified shall be the fair salable value of such Common Stock, computed as the total value of the Company divided by the number of shares of Common Stock outstanding as of the last day of the first fiscal month to end within 60 days prior to such date, as determined, in good faith and in the exercise of reasonable business judgment, by the Board of Directors of the Company.

          "Excepted Securities" shall mean (i) all shares of Common Stock issued or issuable pursuant to the stock options, warrants and other securities convertible or exchangeable into Common Stock which are outstanding on the date hereof and set forth on Exhibit A (which disclosure on Exhibit A shall identify each such option, warrant and other security and the issuer and holder, number thereof, the exercise, conversion or exchange rights relating thereto, and the number of shares of Common Stock issuable thereunder as of the date hereof); provided, however, that any amendment after the date of
                        --------  -------
this Warrant of the terms of such outstanding options, warrants or other securities that decreases the price per share of Common Stock to be received by the Company upon exercise, conversion or exchange thereof shall constitute the issuance or sale of a new Convertible Security for purposes of this Warrant; and
(ii)  any Common Stock issued pursuant to this Warrant and the Warrant
Agreement.

          "Exercise Price" shall mean the price per share at which the Stock Units may be purchased pursuant to this Warrant.

          "Existing Percentage Securities" shall mean those options and other securities set forth on Exhibit A which are exercisable, convertible or exchangeable into a percentage, rather than a number of shares, of Common Stock and which are so noted on Exhibit A by appropriate footnote or otherwise.

          "Expiration Date" shall mean 5:00 p.m. Denver, Colorado time on September 22, 2008.

          "fair market value" shall mean, as to any securities or other property, the price at which a willing seller would sell and a willing buyer would buy such property having full knowledge of the factors, in an arm's-length transaction without time constraints, and without being under any compulsion to buy or sell.

          "Holder" shall mean the Person in whose name the Warrant set forth herein is registered on the books of the Company maintained for such purpose.

          "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, incorporated organization, association, corporation, limited liability company, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

          "Restricted Common Stock" shall mean shares of Common Stock that are or, that upon their issuance on the exercise of this Warrant would be, evidenced by a certificate bearing the restrictive legend set forth in Section 6.2. The Holder of this Warrant shall be deemed to be the holder of the Restricted Common Stock consisting of Common Stock issuable upon the exercise in full or in part of any such Warrant.

          "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "Stock Unit" shall mean one share of Common Stock as such stock was constituted on the Closing Date, and thereafter shall mean such number of shares (including any fractional share) of Common Stock as shall result from the adjustments specified in Article 4.

          "Subsidiary" shall mean (i) any corporation more than 50% of the voting stock of which is owned by the Company (directly or indirectly through one or more Subsidiaries) and (ii) any partnership, joint venture or other entity (other than a corporation) more than 50% of the profits interests in which is at the time owned by the Company directly or indirectly through one or more Subsidiaries.

          "Transfer," as used in Article 6, shall include any sale, transfer or other disposition (whether gratuitous or upon giving of any consideration) of any Warrant or Warrant Stock or of any interest in either thereof.

          "Transfer Notice" shall have the meaning set forth in Section 6.3.

          "Warrant" shall mean this Warrant and all warrants issued upon transfer, division or combination of, or in substitution for, any thereof. All Warrants shall at all times be identical as to terms and conditions and date, except as to the number of Stock Units for which they may be exercised.

          "Warrant Stock" shall mean the shares of Common Stock or other securities issued or subject to issuance upon exercise of this Warrant.


ARTICLE 2. EXERCISE OF WARRANT
           -------------------

     2.1  Time and Manner of Exercise.  This Warrant may be exercised by Holder
          ---------------------------
on any Business Day at any time or from time to time for all or any part, including a fractional part, of the number of Stock Units purchasable at such exercise time; provided, however, that this Warrant shall be void and all
                    -----------------
rights represented hereby shall cease unless exercised on or before the Expiration Date. In order to exercise this Warrant, in whole or in part, Holder shall deliver to the Company (i) a written notice of Holder's election to exercise this Warrant, which notice shall specify the number of Stock Units to be purchased, (ii) a bank wire transfer of good funds or a bank cashier's check payable to the order of the Company in an amount equal to the aggregate purchase price for all Stock Units as to which this Warrant is exercised and (iii) this Warrant. Such notice shall be substantially in the form of the subscription form attached as Exhibit B to this Warrant, duly executed by Holder or Holder's agent or attorney. Upon receipt thereof, the Company shall, as promptly as practicable, and in any event within 5 Business Days thereafter, execute or cause to be executed and delivered to Holder a certificate or certificates representing the aggregate number of full shares of Common Stock issuable upon such exercise, as hereinafter provided. Unless otherwise requested by Holder in the notice, the stock certificate or certificates so delivered shall be registered in the name of Holder or, subject to Article 6, such other name as shall be designated in the notice. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of the Warrant Stock for which exercise is made for all purposes, as of the date the notice, the bank wire transfer or cashier's check and this Warrant are received by the Company as described above and all taxes required to be paid by Holder pursuant to Section
2.3 prior to the issuance of such shares have been paid. If this Warrant shall have been exercised in part or if the Holder desires to transfer a portion of the Warrant in accordance with the provisions of this Warrant, the Company shall, at the time of delivery of the certificate or certificates, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the Stock Units as to which this Warrant has not been exercised under the terms of this Warrant, and, in the case of transfer, a certificate evidencing the rights of the transferee to purchase the transferred Stock Units, which new Warrant shall in all other respects be identical with this Warrant, or, at the request of Holder, appropriate notation may be made on this Warrant and the same returned to Holder.

     2.2  Validity.  All shares of Common Stock issuable upon the exercise of
          --------
this Warrant shall be validly issued, fully paid and nonassessable. From and after the date of this Warrant, the Company shall at all times reserve and keep available for issue upon an exercise of Warrants such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants.

     2.3  Taxes.  The Company shall pay all expenses in connection with, and all
          -----
taxes and other governmental charges that may be imposed with respect to, the issue or delivery of this Warrant or the issuance of any Warrant Shares upon the exercise of this Warrant, unless such tax or charge is imposed by law upon Holder, in which case such taxes or charges shall be paid by Holder. The Company shall not be required, however, to pay any tax or other charge imposed in connection with the issuance of any certificate for shares of Common Stock issuable upon exercise of this Warrant in any name other than that of Holder, and in such case the Company shall not be required to issue or deliver any stock certificate until such tax or other charge has been paid or it has been established to the reasonable satisfaction of the Company that no such tax or other charge is due.

     2.4  No Fractional Warrants or Fractional Shares of Warrant Stock.  No
          ------------------------------------------------------------
fractional shares of Common Stock shall be issued upon the exercise of this Warrant. The Company shall pay to the Holder an amount of cash equal to such fraction multiplied by the Current Market Price of a share of Common Stock, in lieu of issuance of any such fractional share of Common Stock.


ARTICLE 3. TRANSFER, DIVISION AND COMBINATION
           ----------------------------------

     3.1  Transfer.  Subject to Article 6, any transfer of this Warrant and all
          --------
rights hereunder, in whole or in part, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant to the Company together with a written assignment of this Warrant substantially in the form of Exhibit C hereto duly executed by Holder or Holder's agent or attorney and funds sufficient to pay any stock transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall, subject to Article 6, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be canceled. A Warrant, if properly assigned in compliance with
Article 6, may be exercised by a new Holder for the purchase of shares of Common Stock without having a new Warrant issued.

     3.2  Division and Combination.  Subject to Article 6, this Warrant may be
          ------------------------
divided or combined with other Warrants upon presentation hereof to the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by Holder or Holder's agent or attorney. Subject to compliance with Section 3.1 and with
Article 6, as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

     3.3   Expenses.  The Company shall prepare, issue and deliver at its own
           --------
expense (other than stock transfer taxes) the new Warrant or Warrants under this
Article 3.

     3.4  Maintenance of Books.  The Company agrees to maintain, at its
          --------------------
aforesaid office or agency, books for the registration of transfers of the Warrants.


ARTICLE 4. ADJUSTMENTS
           -----------

     The number of shares of Common Stock comprising a Stock Unit, and the price at which a Stock Unit may be purchased upon exercise of this Warrant, shall be subject to adjustment from time to time as set forth in this Article 4.

     4.1  Stock Dividends, Subdivisions and Combinations.  If at any time the
          ----------------------------------------------
Company shall:

          (a) take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, shares of Common Stock,

          (b) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

          (c) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then the number of shares of Common Stock comprising a Stock Unit immediately after the happening of any such event shall be adjusted to consist of the number of shares of Common Stock which a record holder of the number of shares of Common Stock comprising a Stock Unit immediately prior to the happening of such event would own or be entitled to receive after the happening of such event.

     4.2  Reorganization, Reclassification, Dividends or Distributions, Merger,
          ---------------------------------------------------------------------
Consolidation or Disposition of Assets.  If the Company shall
--------------------------------------
reorganize its capital or reclassify its capital stock (except as set forth in Section 4.1), pay any dividend or make any distribution to holders of Common Stock (whether of cash, stock of any class, evidence of indebtedness, or other securities, rights or property) (except as set forth in Section 4.1(a)), consolidate with or merge with or into another corporation (whether or not the Company is the surviving corporation), or sell, transfer or otherwise dispose of all or substantially all its property, assets, or business and, pursuant to the terms of such reorganization, reclassification, dividend or distribution, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock, evidence of indebtedness, or other securities, rights or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation or payable on account of Common Stock of the Company ("Other Property"), are to be received by or distributed to the holders of Common Stock of the Company, then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the number of shares of common stock of the successor or acquiring corporation or Other Property receivable upon or as a result of reorganization, reclassification, dividend or distribution, merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock comprising a Stock Unit immediately prior to such event. The Company shall not effect any such reorganization, reclassification, dividend or distribution, merger, consolidation or disposition of assets where the Company is not the surviving corporation, unless prior to or simultaneously with the consummation thereof, the successor or acquiring corporation or entity, or the corporation or entity to which such assets are transferred, shall expressly assume, by written agreement duly executed and delivered to Holder, the obligation to deliver the Other Property in accordance with the foregoing provisions. For purposes of this Section 4.2, "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The provisions of this
Section 4.2 shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.

     4.3  Adjustment of Price and Number of Warrant Shares.  The number of
          ------------------------------------------------
shares of Common Stock comprising a Stock Unit shall be subject to adjustment from time to time as hereinafter provided. Whenever the number of shares of Warrant Stock purchasable upon the exercise of this Warrant is adjusted pursuant to Section 4.4 through 4.9, the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to such adjustment by a fraction, the numerator of which shall be the number of shares of Warrant Stock purchasable upon the exercise of this Warrant immediately prior to such adjustment, and the denominator of which shall be the number of shares of Warrant Stock purchasable immediately thereafter.

     4.4  Adjustment of Number of Stock Units upon Issuance of Common Stock.  If
          ----------------------------------------------------------- -----
and whenever after the date hereof, the Company shall issue or sell any shares of Common Stock for a consideration per share less than the Current Market Price at the time of such issue or sale (except for issuances of Excepted Securities) then, forthwith upon the date of such issue or sale (the "Record Date"), the number of shares of Common Stock comprising a Stock Unit shall be adjusted in accordance with the following formula:

                                          O  +  A  x  M
                                                -------
                                                 P
              W/2/   =     W/1/  x
                                     ------------------------
                                             O  +  A

where:

 W/2/   =    the adjusted number of shares of Common Stock comprising a Stock
             Unit.

 W/1/   =    the current number of shares of Common Stock comprising a Stock
             Unit.

 O      =    the number of shares of Common Stock Outstanding on the Record
             Date.

 A      =    the number of additional shares of Common Stock offered.

 P      =    the offering price per share of the additional shares of Common
             Stock offered.

 M      =    the Current Market Price per share of Common Stock on the Record
             Date.

     "Outstanding" as used in this Section 4.4 shall mean, at any date as of which the number of shares thereof is to be determined, (i) all issued shares of Common Stock, except shares then owned or held by or for the account of the Company, (ii) all shares issuable in respect of outstanding scrip or any certificates representing fractional interests in shares of Common Stock; (iii) all Excepted Securities; (iv) all shares of Common Stock then issuable upon the exercise of any rights granted by the Company (whether directly or by assumption in a merger or otherwise) to subscribe for or to purchase, or any options for the purchase of, Common Stock or Convertible Securities or upon conversion or exchange of any Convertible Securities issued or sold by the Company, whether or not the rights to exchange or convert thereunder are immediately exercisable (as of the date of granting of such rights or options or the date of such issue or sale of such Convertible Securities); provided, however, that all shares of
                                      --------  -------
Common Stock issuable upon exercise, conversion or exchange of any Existing Percentage Securities or of any other options or securities which are then exercisable, convertible or exchangeable into a percentage, rather than a number of shares, of Common Stock (the Existing Percentage Securities and such other options and securities are referred to collectively as the "Percentage Securities") shall be deemed Outstanding for purposes of making the adjustment required by this Section 4.4, but any additional shares of Common Stock (the "Additional Percentage Securities Shares") thereafter issuable in respect of the Percentage Securities due solely to the increase pursuant to this Section 4.4 in the number of shares of Common Stock comprising a Stock Unit shall not constitute the issuance or sale of shares of Common Stock for purposes of making further increases in the number of shares of Common Stock comprising a Stock Unit that would otherwise be required by this Section 4.4 as a result of the Additional Percentage Securities Shares.

     4.5  Issuance of Rights or Options.  In case at any time the Company shall
          -----------------------------
grant (whether directly or by assumption in a merger or otherwise) any rights (other than the Excepted Securities) to subscribe for or to purchase, or any options for the purchase of, Common Stock or Convertible Securities whether or not such rights or options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such rights or options or upon conversion or exchange of such Convertible Securities (determined as provided below) shall be less than the Current Market Price determined as of the date of granting such rights or options, then the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such rights or options shall (as of the date of granting of such rights or options) be deemed to be outstanding and to have been issued for such price per share. Except as provided in Section 4.7, no further adjustments of the number of shares of Common Stock comprising a Stock Unit shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such rights or options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities. For the purposes of this Section 4.5, the price per share for which Common Stock is issuable upon the exercise of any such rights or options or upon conversion or exchange of any such Convertible Securities shall be determined by dividing (x) the total amount, if any, received or receivable by the Company as consideration for the granting of such rights or options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such rights or options, plus, in the case of such rights or options which relate to Convertible Securities, the minimum aggregate amount or additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or options.

     4.6  Issuance of Convertible Securities.  In case the Company shall issue
          ----------------------------------
(whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon conversion or exchange of such Convertible Securities (determined as provided below) shall be less than the Current Market Price, determined as of the date of such issue or sale of such Convertible Securities, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued for such price per share, provided that (i) except as provided in Section 4.7, no further adjustments of the number of shares of Common Stock comprising a Stock Unit shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities, and (ii) if such issue or sale of such Convertible Securities is made upon exercise of any rights to subscribe for or to purchase or any option to purchase any such Convertible Securities for which adjustments have been or are to be made pursuant to other provisions of this Article 4, no further adjustment of the number of shares of Common Stock comprising a Stock Unit shall be made by reason of such issue or sale. For the purposes of this Section 4.6, the price per share for which Common Stock is issuable upon conversion or exchange of Convertible Securities shall be determined by dividing (x) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (y), the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities.

     4.7  Change in Option Price or Conversion Rate.  If the purchase price
          -----------------------------------------
provided for in any rights or options referred to in Section 4.5, or the additional consideration, if any, payable upon the conversion or exchange of Convertible Securities referred to in Sections 4.5 and 4.6, or the rate at which any Convertible Securities referred to in Sections 4.5 and 4.6 are convertible into or exchangeable for Common Stock, shall change (other than under or by reason of provisions designed to protect against dilution), then the number of shares of Common Stock comprising a Stock Unit at the time of such event shall forthwith be readjusted to the number of shares of Common Stock which would have comprised a Stock Unit at such time had such rights, options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold; and on the expiration of any such option or right or the termination of any such right to convert or exchange such Convertible Securities, the number of shares of Common Stock comprising a Stock Unit shall forthwith be decreased to the number of shares of Common Stock which would have comprised a Stock Unit at the time of such expiration or termination had such right, option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued, and the Common Stock issuable thereunder shall no longer be deemed to be outstanding.
If the purchase price provided for in any such right or option referred to in
Section 4.5 or the rate at which any Convertible Securities referred to in Sections 4.5 or 4.6 are convertible into or exchangeable for Common Stock shall decrease at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of Common Stock upon the exercise of any such right or option or upon conversion or exchange of any such Convertible Security, the number of shares of Common Stock then comprising a Stock Unit then shall forthwith be adjusted to such respective amount as would have comprised a Stock Unit had such right, option or Convertible Security never been issued as to such Common Stock and had adjustments been made upon the issuance of the shares of Common Stock delivered as aforesaid, but only if as a result of such adjustment the number of shares of Common Stock comprising a Stock Unit is thereby increased.

     4.8  Consideration for Stock.  In case any shares of Common Stock or
          -----------------------
Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any shares of Common Stock or Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair market value of such consideration as determined, in good faith and in the exercise of reasonable business judgment, by the Board of Directors of the Company, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any shares of Common Stock or Convertible Securities or any rights or options to purchase such shares of Common Stock or Convertible Securities shall be issued in connection with any merger or consolidation in which the Company is the surviving corporation (other than any consolidation or merger in which the previously outstanding shares of Common Stock of the Company shall be changed into or exchanged for the stock or other securities of another corporation), the amount of consideration therefor shall be deemed to be the fair market value as determined, in good faith and in the exercise of reasonable business judgment, by the Board of Directors of the Company of such portion of the assets and business of the non-surviving corporation as such Board may determine to be attributable to such shares of Common Stock, Convertible Securities, rights or options, as the case may be. In the event of any consolidation or merger of the Company in which the Company is not the surviving corporation or in which the previously outstanding shares of Common Stock of the Company shall be changed into or exchanged for the stock or other securities of another corporation or in the event of any sale of all or substantially all of the assets of the Company for stock or other securities of any corporation, the Company shall be deemed to have issued a number of shares of its Common Stock for stock or securities or other property of the other corporation computed on the basis of the actual exchange ratio on which the transaction was predicated and for a consideration equal to the fair market value on the date of such transaction of all such stock or securities or other property of the other corporation, and if any such calculation results in adjustment of the number of shares of Common Stock comprising a Stock Unit, the determination of the adjusted Exercise Price, for purposes of Section 4.3 shall be made after giving effect to such adjustment.

     4.9  Certain Events.  If any event occurs as to which in the reasonable
          --------------
opinion of the Company, in good faith, the other provisions of this Article 4 are not strictly applicable but the lack of any adjustment would not in the opinion of the Company fairly protect the purchase rights of the Holder of this Warrant in accordance with the basic intent and principles of such provisions, or if strictly applicable would not fairly protect the purchase rights of the Holder of this Warrant in accordance with the basic intent and principles of such provisions, then the Company, by action of its Board of Directors, shall make an adjustment, on a basis consistent with the basic intent and principles established in the other provisions of this Article 4, as may be necessary to preserve, without dilution, the exercise rights of the registered Holder of this Warrant.

     4.10  Minimum Adjustment of Exercise Price.  Regardless of anything to the
           ------------------------------------
contrary in this Article 4, no adjustment of any Exercise Price, however, shall be made in an amount less than $.0l per share, but any such lesser adjustment shall be carried forward and shall be made at the time of, and together with, the next subsequent adjustment which together with any adjustments so carried forward shall amount to $.0l per share or more.

     4.11  No Reduction of Exercise Price Below Par Value Per Share.
           --------------------------------------------------------
Notwithstanding anything herein to the contrary, the Holder agrees that upon any actual exercise of this Warrant, the Holder shall pay an exercise price per share of Common Stock purchased at least equal to the par value per share of Common Stock in effect as of the date of exercise.

     4.12  Limitation on Current Market Price Adjustments.  Notwithstanding
           ----------------------------------------------
anything herein to the contrary, no adjustment of the Exercise Price shall be made pursuant to Section 4.4, Section 4.5 or Section 4.6 if, on the date of an event that otherwise would require an adjustment to the Exercise Price pursuant to any of those Sections, the Current Market Price is higher than $10.00 (as it may be adjusted pursuant to this Section 4.12, the ACeiling Market Price@).
The Ceiling Market Price shall be adjusted from time to time as may be appropriate to reflect (a) any stock dividend or any subdivision or combination affecting the Common Stock that requires an adjustment in the number of shares comprising a Stock Unit pursuant to Section 4.1 or (b) any reorganization, reclassification, dividend, distribution, merger, consolidation or disposition of assets described in Section 4.2.


ARTICLE 5 NOTICES TO WARRANT HOLDERS
          --------------------------

     5.1  Notice of Adjustments.  Whenever the numbers of shares of Common Stock
          ---------------------
comprising a Stock Unit, or the price at which a Stock Unit may be purchased upon exercise of the Warrants, shall be adjusted or the composition of a Stock Unit is changed pursuant to Article 4, the Company shall prepare a certificate to be executed by the chief financial officer of the

Company setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated, specifying the number of shares of Common Stock comprising a Stock Unit and (if such adjustment was made pursuant to Section 4.2, describing the number and kind of any other shares of stock or Other Property comprising a Stock Unit) any change in the purchase price or prices thereof, after giving effect to such adjustment or change. The Company shall as promptly as practicable, but in any case within 7 Business Days of the event requiring the adjustment, cause a signed copy of such certificate to be delivered to each Holder. The Company shall keep at its principal office copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by any Holder or any prospective purchaser of a Warrant designated by a Holder.

     5.2  Advance Notice of Certain Corporate Action.  In case the Company shall
          ------------------------------------------
propose (a) to pay any dividend (whether payable in cash, in stock of any class, evidence of indebtedness, or other securities, rights or property) to the holders of its Common Stock or to make any other distribution of cash, evidence of indebtedness, securities, rights or property to the holders of its Common Stock, (b) to effect any capital reorganization, (c) to effect any consolidation, merger, sale, transfer or other disposition of all or substantially all its or any material Subsidiary's property, assets or business,
(d) to effect the liquidation, dissolution or winding up of the Company, (e) to effect any issuance of, or to register under the Securities Act, shares of Common Stock or securities exercisable for or convertible into shares of Common Stock, which shares represent more than 2% of the shares of Common Stock outstanding as of the date the Company proposes to take such action, or (f) to effect any event not specified above requiring an adjustment pursuant to Article 4, which adjustment would cause the Exercise Price to be changed by an amount exceeding 2% of the Exercise Price in effect immediately prior to such event, then, in each such case, the Company shall give to each Holder a notice of such proposed action, which shall specify the date on which a record is to be taken for the purposes of such dividend or distribution, or the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, disposition, liquidation, dissolution or winding up is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed, and shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action on the Common Stock and any Other Property or any property that will comprise a Stock Unit, after giving effect to any adjustment which will be required as a result of such action. The Company shall promptly amend such notice upon the occurrence of any change to the information specified therein or to disclose any additional material information as it arises. Any notice required to be given pursuant to this Section 5.2 shall be given in the case of any action for which a record date is to be fixed at least 20 days prior to the record date for determining holders of the Common Stock for purposes of such action and, in the case of any other such action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock, whichever shall be the earlier.


ARTICLE 6.  RESTRICTIONS ON TRANSFERABILITY
            -------------------------------

     6.1  Restricted Transferability.  The Warrants and the Warrant Stock shall
          --------------------------
not be transferred, hypothecated or assigned except after satisfaction of the conditions specified in this Article 6, which conditions are intended to insure compliance with the provisions of the Securities Act with respect to the Transfer of any Warrant or any Warrant Stock. Holder, by acceptance of this Warrant, agrees to be bound by the provisions of this Article 6 and to indemnify and hold harmless the Company against loss resulting from the Transfer of the Warrant Stock in violation of the restrictions on transferability set forth in this Article 6.

     6.2  Restrictive Legend.  Except as otherwise provided in this Article 6,
          ------------------
each certificate for Warrant Stock initially issued upon the exercise of this Warrant, and each certificate for Warrant Stock issued to any subsequent transferee of any such certificate, shall be stamped or otherwise imprinted with a legend in substantially the following form:

     "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and are subject to the conditions specified in a certain warrant, dated as of September 21, 1998 originally issued by ACTV, Inc. (the "Company") to Liberty Media Corporation. No transfer of the shares represented by this certificate shall be valid or effective until such conditions have been fulfilled. A copy of the form of said warrant is on file with the Secretary of the Company. The holder of this certificate, by acceptance of this certificate, agrees to be bound by the provisions of said warrant."

Except as otherwise provided in this Article 6, each Warrant shall be stamped or otherwise imprinted with a legend in substantially the following form:

     "This Warrant and the securities represented hereby have not been registered under the Securities Act of 1933, as amended, and may not be transferred in violation of such Act, the rules and regulations thereunder or the provisions of this Warrant."

     6.3  Notice of Proposed Transfers.  Prior to any Transfer or attempted
          ----------------------------
Transfer of any Warrants or any shares of Restricted Common Stock, the holder of such Warrants or Restricted Common Stock shall give 10 days' prior written notice (a "Transfer Notice") to the Company of such holder's intention to effect such Transfer, describing the manner and circumstances of the proposed Transfer, and obtain from counsel to such holder, who shall be reasonably satisfactory to the Company, and deliver to the Company an opinion whether registration of the Warrants or Restricted Common Stock is required under the Securities Act in connection with such Transfer. After receipt of the Transfer Notice and opinion by the Company:

          (a) if in the opinion of such counsel (which opinion shall be reasonably satisfactory to the Company and its counsel) the proposed Transfer of such Warrants or such Restricted Common Stock may be effected without registration under the Securities Act of such Warrant or such Restricted Common Stock (and in the case of a Transfer of such Warrants, without registration of the underlying shares of Common Stock), the Company shall, as promptly as practicable, but in any event within 3 Business Days of receipt of the Transfer Notice and such opinion, so notify the holder of such Warrant or such Restricted Common Stock and such holder shall thereupon be entitled to Transfer such Warrant or such Restricted Common Stock, in accordance with the terms of the Transfer Notice. Each certificate, if any, evidencing such shares of Restricted Common Stock issued upon such Transfer shall bear the appropriate restrictive legend set forth in Section 6.2, and each Warrant issued upon such Transfer shall bear the appropriate restrictive legend set forth in Section 6.2, unless in the opinion of such counsel (which opinion shall be reasonably satisfactory to the Company and its counsel) such legend is not required in order to ensure compliance with the Securities Act.

          (b) If in the opinion of such counsel the proposed Transfer of such Warrant or such Restricted Common Stock may not be effected without registration under the Securities Act of such Warrant (and in the case of a Transfer of such Warrants, registration of the underlying shares of Common Stock) or such Restricted Common Stock, the holder giving the Transfer Notice shall not so transfer such Warrant or such Restricted Common Stock unless a registration of the Transfer of such Warrant or such Restricted Common Stock or of the underlying shares of Common Stock, as the case may be, under the Securities Act has become effective.

The holder of the Warrant or the Restricted Common Stock, as the case may be, giving the Transfer Notice shall not be entitled to Transfer such Warrant or such Restricted Common Stock until receipt of the opinion from the Company under
Section 6.3(a) or until registration of such securities under the Securities Act has become effective.

     6.4  Termination of Restrictions.  Notwithstanding the foregoing provisions
          ---------------------------
of this Article 6, the restrictions imposed by this Article 6 upon the transferability of the Warrants (except the restriction imposed by Section 6.5), the Warrant Stock and the Restricted Common Stock (or Common Stock issuable upon the exercise of the Warrants) shall cease and terminate as to any particular Warrant or share of Warrant Stock or Restricted Common Stock (or Common Stock issuable upon the exercise of the Warrants) when such security shall have been effectively registered under the Securities Act and sold by the holder thereof in accordance with such registration or when the Company shall have received an opinion of counsel reasonably satisfactory to the Company and its counsel that such legend is not required in order to insure compliance with the Securities Act. Whenever the restrictions imposed by this Article 6 shall terminate as to this Warrant, as hereinabove provided, the holder hereof shall be entitled to receive from the Company, at the expense of the Company, a new Warrant bearing the following legend in place of the restrictive legend set forth hereon:

     "THE RESTRICTIONS ON TRANSFERABILITY OF THE WITHIN WARRANT CONTAINED IN
     ARTICLE 6 HEREOF TERMINATED ON ______________ __, 19__ AND ARE OF NO FURTHER FORCE AND EFFECT"

All Warrants issued upon registration of transfer, division or combination of, or in substitution for, any Warrant or Warrants entitled to bear such legend shall have a similar legend endorsed thereon. Whenever the restrictions imposed by this Article 6 shall terminate as to any share of Restricted Common Stock, as hereinabove provided, the holder thereof shall be entitled to receive from the Company, at the Company's expense, a new certificate representing such Common Stock not bearing the restrictive legend set forth in Section 6.2.

     6.5  Additional Restriction on Transfer of Warrants.  Notwithstanding any
          ----------------------------------------------
other provision hereof, until September 21, 2000, Liberty and its affiliates (within the meaning of Rule 405 under the Securities Act) shall retain beneficial ownership of a Warrant or Warrants representing the right to purchase, in the aggregate, at least 500,000 Stock Units (as that number of Stock Units may be adjusted in accordance with the provisions of Article 4). Without the prior written consent of the Company (which consent may be withheld in the sole discretion of the Company), Holder shall not Transfer any Warrant (or any portion thereof) if such Transfer would cause the requirement set forth in the preceding sentence not to be satisfied. Until September 21, 2000, any Warrant or Warrants representing the right to purchase Stock Units that are subject to the foregoing restriction shall bear a legend referring to such restriction, it being acknowledged that the legend set forth at the end of Section 6.2 is sufficient for that purpose. The foregoing provisions of this Section 6.5 shall not affect Holder's right to exercise Warrants as to all or any portion of the Warrant Stock that Holder has the right to purchase or to Transfer any shares of Warrant Stock so purchased.


ARTICLE 7.  MISCELLANEOUS
            -------------

     7.1  No Impairment.  The Company shall not by any action, including,
          -------------
without limitation, through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder against impairment. Without limiting the generality of the foregoing, the Company will (a) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, (b) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant and (c) not undertake any reverse stock split, combination, reorganization or other reclassification of its capital stock which would have the effect of making this Warrant exercisable for less than one share of Common Stock. Upon the request of Holder, the Company will, at any time during the period this warrant is outstanding, acknowledge in writing, in form reasonably satisfactory to Holder, the continued validity of this Warrant and the obligations of the Company hereunder.

     7.2  Reservation and Authorization of Common Stock; Registration or
          --------------------------------------------------------------
Approval of any Governmental Authority.  Before taking any action which would
--------------------------------------
result in an adjustment in the number of shares of Common Stock comprising a Stock Unit or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof. If any shares of Common Stock required to be reserved for issue upon exercise of Warrants require registration or qualification with any governmental authority under any federal or state law before such shares may be issued, the Company will in good faith and as expeditiously as possible and at its expense endeavor to cause such shares to be duly registered.

     7.3  Taking of Record: Stock and Warrant Transfer Books.  In the case of
          --------------------------------------------------
all dividends or other distributions by the Company to the holders of its Common Stock with respect to which any provision of Article 4 refers to the taking of a record of such holders, the Company will in each such case take such a record and will take such record as of the close of business on a Business Day. The Company will not at any time, except upon dissolution, liquidation or winding up of the Company, close its stock transfer books or Warrant transfer books so as to result in preventing or delaying the exercise or transfer of any Warrant.

     7.4  Supplying Information.  The Company shall cooperate with each Holder
          ---------------------
of a Warrant or holder of Restricted Common Stock in supplying such information as may be reasonably necessary for such Holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Warrant or Restricted Common Stock.

     7.5.  No Stock Rights.  No Holder of this Warrant, as such, shall be deemed
           ---------------
the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise of this Warrant, nor shall anything contained herein be construed to confer upon the Holder of this Warrant, as such, any of the rights of a stockholder of the Company, at law or equity, or otherwise, until this Warrant shall have been exercised as provided in Section 2.1.

     7.6  Loss or Mutilation.  Upon receipt by the Company from Holder of
          ------------------
evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, indemnity reasonably satisfactory to it or, in case of mutilation, the surrender of this Warrant for cancellation, the Company will execute and deliver to Holder a new Warrant of like denomination.

     7.7  Limitation of Liability.  No provisions hereof, in the absence of
          -----------------------
affirmative action by Holder to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

     7.8  Successors and Assigns.  This Warrant and the rights evidenced hereby
          ----------------------
shall inure to the benefit of and be binding upon the successors of the Company and Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant, and shall be enforceable by any such Holder.

     7.9  Notice Generally.  Any notice, demand, request, consent, approval,
          ----------------
waiver, declaration, other communication or delivery to be made pursuant to the provisions of this Warrant shall be sufficiently given or made if in writing and either delivered in person with receipt acknowledged or sent by registered or certified mail, return receipt requested, postage prepaid, or by telecopier or facsimile addressed as follows:

          (a)  If to Liberty, to:

               Liberty Media Corporation
               8108 East Prentice Avenue, Suite 500
               Englewood, Colorado  80111
               Attn:  Mr. David Jensen
               Facsimile:  (303) 721-5443

               With a copy to:

               Charles Y. Tanabe, Esq.
               Sherman & Howard L.L.C.
               633 Seventeenth Street, Suite 3000
               Denver, Colorado  80202

               Facsimile:  (303) 298-0940

          (b) If to any other Holder or holder of shares of Warrant Stock, at its last known address appearing on the books of the Company maintained for such purpose.

          (c)  If to the Company, at:

               ACTV, Inc.
               1270 Avenue of the Americas
               New York, New York  10020

               Attn:  Mr. William C. Samuels
               Facsimile:  (212) 459-9548

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, waiver, declaration, other communication or delivery hereunder shall be deemed to have been only given or served on the date on which personally delivered, with receipt acknowledged, or five Business Days after the same shall have been deposited in the United States mail or upon receipt of confirmation of delivery if sent by telecopier or facsimile.

     7.10  Amendment.  This Warrant may not be modified or amended except by
           ---------
written Agreement of the parties.

     7.11  Governing Law.  This Warrant shall be governed by the law of the
           -------------
State of Delaware.

     7.12  Headings.  The Article and Section headings contained in this Warrant
           --------
are for convenience only and do not constitute a part of this Warrant and shall not affect the interpretation thereof.

     7.13  Hart-Scott.  (a)  If in the reasonable judgment of Liberty or the
           -----------
Company, Liberty's holding of Warrant Stock or other securities of the Company or its acquisition of Warrant Stock or other securities of the Company upon exercise or conversion of this Warrant or any other security convertible into, or any warrant, option or other right to acquire, Warrant Stock or other securities of the Company (this Warrant, the Warrant Stock and such other convertible securities, warrants, options and rights being referred to individually as a "Derivative Security" and collectively as "Derivative Securities") would require a filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Company and Liberty each will take such actions as may be required promptly to comply with the requirements of the HSR Act relating to the filing and furnishing of information (an "HSR Report") to the Federal Trade Commission ("FTC") and the Antitrust Division of the Department of Justice ("DOJ"), such actions to include (i) preparing and cooperating with each other in preparing the HSR Report to be filed by or on behalf of each of them so as to avoid errors or inconsistencies between their HSR Reports in the description of the reported transaction and to permit the filing of their HSR Reports in a timely fashion, (ii) complying with any request for additional documents or information made by the FTC or the DOJ or by any court and assisting the other in so complying and (iii) causing all persons which are part of the same "person" (as defined for purposes of the HSR
Act) as such party to cooperate and assist in such compliance. The Company and Liberty each will pay any costs that it incurs in complying with the obligations set forth in this Section 7.13, except that each will bear one-half of any fee payable in connection with the filing of an

HSR Report. It will be a condition precedent to the effectiveness of the exercise or conversion of any Derivative Security held by Liberty or any of its successors or assigns that either (i) no filing under the HSR Act by the holder of such Derivative Security would be required in connection with its acquisition of Warrant Stock or other voting securities upon such exercise or conversion or
(ii) any applicable waiting period under the HSR Act has expired or been terminated. If an acquisition of securities of the Company by Liberty upon exercise or conversion of a Derivative Security requires the filing of an HSR Report, then any time period within which Liberty is required to exercise or convert such Derivative Security will be deemed extended, up to a maximum of 90 days, to permit compliance with the HSR Act, including filing of the requisite HSR Reports and expiration or termination of the applicable waiting period. If the waiting period has not so expired or been terminated prior to the end of such period of extension and of the period within which Liberty is required to exercise or convert such Derivative Security or if Liberty determines to withdraw its HSR Report, then the Company will use its best efforts to afford to Liberty the benefits intended to be provided by the Derivative Security by (i) granting to Liberty the right to acquire other securities of the Company having the same rights, privileges and preferences as the securities originally to be acquired, except that such other securities will not possess voting rights, on the same terms as the securities originally to be acquired or (ii) if such replacement right cannot be granted, providing to Liberty such other right as may reasonably represent the value of the conversion or exercise right required to be foregone.

          (b) If Liberty, in its sole opinion, considers a request from a governmental agency for additional data and information in connection with the HSR Act to be unduly burdensome, Liberty may withdraw its HSR Report and rescind its exercise or conversion of the affected Derivative Security, in which case its rights will be the same as existed immediately before such attempted exercise or conversion and, in addition, Liberty will have the rights described in the last sentence of Section 7.13(a).

          (c) The provisions of this Section 7.13 will (i) survive the exercise of this Warrant, (ii) apply to any Derivative Security now held by Liberty and, absent any provision expressly to the contrary set forth therein, to each Derivative Security hereafter acquired by Liberty and (iii) inure to the benefit of, and be binding on, Liberty, the Company and their respective successors and assigns, including, in the case of Liberty, any transferee of a Derivative Security.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of the date below.

Dated as of September 21, 1998.

                                    ACTV, INC.


                                    By:    /s/ William C. Samuels
                                           -----------------------
                                    Name:  William C. Samuels
                                           -----------------------
                                    Title: Chief Executive Officer
                                           -----------------------

                                   EXHIBIT A

                              EXCEPTED SECURITIES
                  (under clause (i) of the definition thereof)

                                   EXHIBIT B

                               SUBSCRIPTION FORM

                 (To be executed only upon exercise of Warrant)


     The undersigned registered owner of this Warrant irrevocably exercises this Warrant for the purchase of ______________ Stock Units of ACTV, Inc., and herewith makes payment therefor, all at the price and on the terms and conditions specified in this Warrant and requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to ___________________________________________________ whose address is
__________________________________ and, if such Stock Units shall not include all of the Stock Units issuable pursuant to this Warrant, that a new Warrant of like denomination and date for the balance of the Stock Units issuable hereunder be delivered to the undersigned at the address stated below.


                                    -------------------------------------------
                                    (Signature of Registered Owner)


                                    -------------------------------------------
                                    (Street Address)


                                    --------------------------------------------
                                    (City)               (State)      (Zip Code)

                              Note: The above signature must correspond with the name as written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatsoever.

                                   EXHIBIT C

                                ASSIGNMENT FORM


     FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of Stock Units set forth below:

Name and Address of Assignee                                No. of Stock Units
----------------------------                                ------------------



and does hereby irrevocably constitute and appoint ___________________________ attorney-in-fact to register such transfer on the books of ACTV, Inc., maintained for the purpose, with full power. of substitution in the premises.


Dated:______________________________  Signature:______________________________


                                      Witness:________________________________

NOTICE: The above signature must correspond with the name as written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatsoever.

                                     C - 1